                                                                    Exhibit 99.1

                                                                 REVOCABLE PROXY

                      First Philson Financial Corporation

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints __________________ as proxies, each with the power to appoint his substitute, and hereby authorizes said proxies to represent and to vote, as designed on the reverse hereof, all shares of common stock of First Philson Financial Corporation held of record by the undersigned at the close of business on [FP Record Date] at the Annual Meeting of Shareholders to be held on [FP Meeting Date] or at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote on such matters as may property come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR ALL listed proposals

     (1) Adoption and approval of an Agreement and Plan of Reorganization dated as of February 23, 1999 by and between BT Financial Corporation and First Philson Financial Corporation.

                    For              Against       Abstain

                    [ ]                [ ]           [ ]


     (2)  Election of Directors - Nominees:

          Tommy R. Croner
          George W. Hay
          George R. Shafer

For All Nominees   Withhold All Nominees   For all except ____________
                                           (To withhold authority to vote for
                                           any individual nominee, write the
                                           nominee's name in the space provided
                                           above.)

                    [ ]                [ ]           [ ]


     Please sign EXACTLY as your name appears on this card. When signing as trustee, executor, etc., title should be so stated. If shares are held jointly, only one signature is required. If a Corporation, please sign in full corporate name by President or other authorized officer. If a Partnership, please sign in partnership name by authorized persons.

                                 Dated:___________, 1999

___________________________________________
Authorized Signature(s)

___________________________________________
Title